Corporations Section P. O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

WOWIO, LLC

File Number: 801140302

Converting it to

WOWIO, INC.

File Number: 801283083

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 06/16/2010

Effective: 06/16/2010

Hope Andrade

Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Jones	TID: 10340	Document: 312102020003

CERTIFICATE OF CONVERSION OF

WOWIO, LLC.

TO

WOWIO INC.

The undersigned, in its capacity as Manager of WOWIO, Inc., does hereby adopt the following Certificate of Conversion for WOWIO, LLC, a Texas limited liability company, to convert to WOWIO, Inc., a Texas corporation organized under the Texas Business Organizations Code (a copy of WOWIO, Inc.’s Certificate of Formation is attached hereto as Exhibit A):

ARTICLE ONE

The name of the converting entity is WOWIO, LLC, a Texas limited liability company, organized under the Texas Business Organizations Code.

ARTICLE TWO

A plan of conversion has been adopted by unanimous vote of the members entitled to vote of WOWIO, LLC.

ARTICLE THREE

The approved and executed plan of conversion is on file at the principal place of business of WOWIO, LLC, at 2525 Driscoll Street. Houston, Texas 77019, and an executed plan of conversion will be on file, from and after the conversion, at the principal place of business of WOWIO, Inc., the converted entity, at 11400 W. Olympic Blvd. Suite 1400, Los Angeles, CA 90064.

ARTICLE FOUR

A copy of the plan of conversion will be furnished by WOWIO, LLC prior to the conversion, or by WOWIO, Inc. after the conversion, on written request and without cost, to any member of WOWIO, LLC or shareholder of WOWIO, Inc.

ARTICLE FIVE

AH of the members of WOWIO, LLC who were entitled to vote approved the conversion of WOWIO, LLC, a Texas limited liability company into WOWIO, Inc., a Texas corporation.

ARTICLE SIX

The approval of the plan of conversion was duly authorized by all action required by the laws of the State of Texas, the state under which WOWIO, LLC was formed, and its certificate of formation and other constituent documents.

ARTICLE SEVEN

All fees and franchise taxes have been paid by WOWIO, LLC as required by law or, pursuant to the plan of conversion, WOWIO, Inc., the converted entity, shall be liable for the payment of all such, fees and franchise taxes.

IN WITNESS WHEREOF, this Certificate of Conversion have been executed on June 31, 2010, by the undersigned.

WOWIO, LLC

By:	/s/ Brian Altounian
Name:	Brian Altounian
Title:	President

EXHIBIT A

Certificate of Formation is attached

CERTIFICATE OF FORMATION

OF

WOWIO, INC.

The undersigned natural person of the age of at least eighteen (18) years of age, acting as the sole organizer of a for-profit corporation under the Texas Business Organizations Code (the “TBOC”), does hereby adopt the following Certificate of Formation for WOWIO, INC. (the “Corporation”):

ARTICLE ONE

The name of the filing entity is WOWIO, INC.

ARTICLE TWO

The type of filing entity being formed hereby is a Texas corporation.

ARTICLE THREE

The purpose for which the Corporation is formed is to conduct any and all lawful business for which a corporation may be organized under the TBOC.

ARTICLE FOUR

The address of the Corporation’s initial registered office in the State of Texas is 102 Wee Scot Cove, Austin, TX 78734, and the name of the Corporation’s initial registered agent at that address is Thomas M. Watson.

ARTICLE FIVE

This Corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock, ” “Non-Voting Common Stock, ” and “Preferred Stock. ” The total number of shares that this Corporation is authorized to issue is three hundred fifty million (350,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, ten million (10,000,000) shares shall be Non-Voting Common Stock, and forty million (40,000,000) shares shall be Preferred Stock, each with a par value of $0. 0001 per share.

Except as otherwise provided by law or by the resolution or resolutions providing for any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for other matters requiring shareholder action. Each share of Common Stock shall entitle the holder to one vote. Except as otherwise provided by the resolution or resolutions providing for any series of Preferred Stock, dividends may be declared and paid or set apart for payment to the holders-of shares of Common Stock and Non-Voting Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and may be payable in cash, stock or otherwise. Except as otherwise provided by the resolution or resolutions providing for any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed to the holders of Common Stock and Non-Voting Common Stock ratably according to the number of shares of Common Stock held by them.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, by filing a certificate or statement of designation pursuant to the applicable law of the State of Texas, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

Shares of series of Preferred Stock that have been redeemed or purchased by the Corporation or, if convertible or exchangeable, have been converted or exchanged shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of another series of Preferred Stock created by resolution of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any such series of Preferred Stock.

ARTICLE SIX

The number of directors constituting the initial board of directors shall be one (1) and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until successors are elected and qualified is:

Name	Address

Brian Altounian	11400 W. Olympic Blvd., Ste. 1400
Los Angeles, CA 90064

The number of directors may hereafter be increased or decreased as provided in the Bylaws of the Corporation.

ARTICLE SEVEN

The name and address of the organizer is:

Thomas M. Watson

102 Wee Scot Cove

Austin, Texas 78734

ARTICLE EIGHT

The Corporation shall have all of the powers provided for a domestic entity under the TBOC.

ARTICLE NINE

Each person who was or Is made a party or is threatened to be made a party to or is involved in any proceeding concerning, involving, or relating to the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as such laws exist or may hereafter be amended. In the case of any such amendment, however, such indemnification shall apply only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment. The indemnification provided hereunder shall (i) extend to judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with a proceeding; (ii) apply only if the person’s involvement or potential involvement in the proceeding arises by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director of the Corporation or while a director of the Corporation is or was serving at the request of the Corporation as a managing member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; (iii) continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; and (iv) be applicable, without limitation, to claims against such person based on negligent or allegedly negligent acts or omissions of such person. The rights granted pursuant to this Article Nine shall be deemed contract rights, and no amendment, modification or repeal of this Article Nine shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article Nine could involve indemnification for negligence or under theories of strict liability.

If such persons are appointed by the directors, the Corporation shall indemnify and advance expenses to an officer, employee or agent of the Corporation to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to the director under this Article Nine.

ARTICLE TEN

To the fullest extent permitted by the TBOC, the right to indemnification conferred in Article Nine shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Article Nine who was, is or is threatened to be made a named defendant or respondent in the proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under Article Nine and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under Article Nine or otherwise.

ARTICLE ELEVEN

The Corporation may purchase and maintain reasonable insurance, at its expense, to protect itself, the members of the Board of Directors, and any person who is an officer, employee or agent of the Corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Article Nine.

ARTICLE TWELVE

Any action required or permitted to be taken at any annual or special meeting of the Board of Directors or Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the members of the Board of Directors or Shareholders having not fewer than the minimum number of votes that would be necessary to take action at a meeting at which all members of the Board of Directors or Shareholders entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of the members of the Board of Directors or Shareholders. A telegram, telex, cablegram or similar transmission by members of the Board of Directors or Shareholders, or a photograph, Photostat, facsimile or similar reproduction of a writing signed by members of the Board of Directors or Shareholders, shall be regarded as signed by members of the Board of Directors or Shareholders for purposes of this Article Twelve If any action by the Board of Directors or Shareholders is taken by written consent, any documents filed with the Secretary of State of Texas as a result of the taking of the action may state either that such action was taken pursuant to a vote at an annual or special meeting, or in lieu of any statement required by the TBOC concerning any vote of the Board of Directors or Shareholders, that written consent has been given in accordance with the provisions of the TBOC and that any written notice required by the TBOC has been given.

ARTICLE THIRTEEN

The Corporation is formed under a plan of conversion and the converting entity is WOWIO, LLC a Texas limited liability company, located at 2525 Driscoll Street, Houston, TX 77019. WOWIO, LLC was formed on June 29, 2009.

IN WITNESS WHEREOF, this Certificate of Formation has been executed on June 11, 2010, by the undersigned.

SOLE ORGANIZER

/s/ Thomas M. Watson
Thomas M. Watson

Entity Information

The name of the corporation is:

WOWIO, INC.
State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is: 801283083

Copy of Resolution

(Please check only one box)

[X] A copy of a resolution establishing and designating a series of shares is attached;

[  ] A copy of a resolution increasing or decreasing the number of shares in an established series is attached.

[  ] A copy of a resolution deleting an established series is attached.

[  ] A copy of a resolution amending an established series is attached.

Adoption of Resolution

The resolution was adopted by all necessary action on the part of the corporation on:
03/08/2012
mm/dd/yyyy

Effectiveness of Filing

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ________________________

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _______________________

The following event or fact will cause the document to take effect in the manner described below:

___________________________________________________________________________

___________________________________________________________________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date : March 9, 2012

/s/ Brian Altounian
CEO
Signature and title of authorized officer

CERTIFICATE OF DESIGNATION AND

DETERMINATION OF RIGHTS AND PREFERENCES

OF

SERIES A PREFERRED STOCK

(Par Value $0.0001)

OF

WOWIO, INC.

Pursuant to Section 21.155 of the

Texas Business Organizations Code

The undersigned, Brian Altounian, does certify that:

1.	They are the Chief Executive Officer and director of WOWIO, Inc., a Texas corporation (the “Company”).

2.	The Company is authorized to issue Forty Million (40,000,000) shares of preferred stock, none of which have previously been issued.

3.	The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Formation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of Forty Million (40,000,000) shares, a par value of One-Hundredth of One Cent ($0.0001) per share, issuable from time to time in one or more series, none of which have previously been issued;

WHEREAS, the Certificate of Formation authorize the Board of Directors of the Company to fix the dividend rights, dividend rate, voting, rights, conversion rights; and rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting the Series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, to file a Resolution Relating to a Series of Shares with the Secretary of State of Texas, designating Five Million (5,000,000) shares of Series A Preferred Stock, none of which have been previously issued;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority foresaid, to designate the rights, preferences, and limitations of the shares of Series A Preferred, and to file the Resolution Relating to a Series of Shares for the Series A Preferred Stock the Company;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors’ does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights, unpaid compensation or other property, and does hereby fix and determine the rights, preferences, restrictions, and other matters relating to the Series A Preferred Stock as follows:

Section 1. Designation, Amount and Par Value. The Series of preferred stock shall be designated as the Company’s Series A Preferred Stock, and the number of shares so designated shall be up to Five Million (5,000,000), which shall not be subject to increase without the consent of the Holder(s) of the Series A Preferred Stock (the “Holder(s)”). Each share of Series A Preferred Stock shall have a par value of One-Hundredth of One Cent ($0.0001) per share.

Section 2. Dividends. The holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive dividends in preference to any dividend on the Common Stock.

Section 3. Voting Rights.

(a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Series A Preferred Stock:

(i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

(ii) shall have such other voting rights as are specified in the Certificate of Formation or as otherwise provided by Texas law; and

(iii) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Formation and By-laws of the Company.

For purposes of the voting rights set forth in this Section 3(a), each share of Series A Preferred Stock shall have a voting right equivalent to Fifty (50) votes of Common Stock.

Section 4. Restrictions. Any sale, transfer, exchange, distribution or other conveyance whether’ with or without consideration (the “Transfer”) may only be conducted with Thirty (30) days prior notice and the consent of all other Holders of the Series A Preferred Stock, which consent may be withheld for any and all reasons. Any Transfer conducted with the consent of all Holders of the Series A Preferred Stock, will result in a conversion at a rate of One (1) share of Series A Preferred Stock equaling Two (2) shares of Common Stock. Any Transfer conducted without the consent of all Holders of the Series A Preferred Stock, will result in a conversion at a rate of One (1) share of Series A Preferred Stock equaling One (1) share of Common Stock.

Section 5. Liquidation, Dissolution or Winding Up.

(a) In the event of any liquidation or winding up of the Company, the Holder of the Series A Preferred Stock shall be issued One (1) shares of Common Stock for every Fifty (50) shares of Series A Preferred Stock on liquidation prior to the conversion.

(b) A merger, acquisition, sale of voting control or sale of substantially aE of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Section 6. Poison Pill. In the event that Two (2) or more shareholders who combined own more than Twenty Percent (20%) of the outstanding Common Stock enter into an agreement, arrangement, or understanding (not including solicitation of revocable proxies) for the purpose of acquiring, holding, voting, or- the disposing of any voting securities of the Company, then the Holders of Series A Preferred Stock as a class shall be issued Two (2) shares of Common Stock for every share of Common Stock outstanding.

Section 7. Amendment. This Certificate of Designation constitutes an agreement between the Company and the Holder(s) of Series A Preferred Stock. It may be amended by a vote of the Board of Directors of the Company and the Holders of a majority of the outstanding shares of Series A Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Executive Officer, and attested to by a Director this of ____ March 2012.

By:	/s/ Brian Altounian
Brian Altounian, CEO, Director

Corporations Section P. O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificate of (Conversion for WOWIO, INC. (file number 801283083), a Domestic For-Profit Corporation, was filed ‘in this office on June 16, 2010.

It is further certified that the entity status in Texas is in existence.

IT IS FURTHER CERTIFIED that a diligent search of the records of this office reveals that the following described documents are on file as of this date for such entity:

Certificate of Conversion	June 16, 2010
Public Information Report (PIR)	December 31, 2010
Tax Forfeiture	June 17, 2011
Reinstatement	November 28, 2011
Resolution establishing a series of Shares	March 09, 2012
Resolution establishing a series of Shares	April 03, 2012
Certificate of Amendment	April 03, 2012

In testimony whereof, I have hereunto signed my name

officially and caused to be impressed hereon the Seal of

State at my office in Austin, Texas on August 10, 2012.

Hope Andrade

Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Victoria Castillo	TID: 10250	Document: 436672400002

Entity Information

The name of the filing entity is:

WOWIO, Inc.
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below. )

[X] For-profit Corporation	[ ] Professional Corporation
[ ] Nonprofit Corporation	[ ] Professional Limited Liability Company
[ ] Cooperative Association	[ ] Professional Association
[ ] Limited Liability Company	[ ] Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801283083

The date of formation of the entity is: 06/16/2010

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statements

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address -of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C. )

[ ] A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

[ ] B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P. O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment: to this farm. Please read the instructions to this form for further information on formal.

Text Area (The attached addendum, if any. is incorporated herein by reference. )

[ ] Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

[X] Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 5 should read as follows:

The Corporation is authorized to issue Five Hundred Forty Million (540,000,000) shares. Five Hundred Million (500,000,000) shares shall be Common Stock and Forty Million (40,000,000) shares shall be Preferred Stock, each with a par value of $0.0001 per share, of which Five Million (5,000,000) has been designated as Series A Preferred Shares and Two Million (2,000,000) as Series B Preferred Shares with such rights and preferences as set forth in each Resolution Relating to a Series of Shares, (See attachment)

[ ] Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B or C)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ___________________

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day alter the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of n materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 2, 2012

By:	/s/ Brian Altounian

Signature of authorized person

Brian Altounian (Director)
Primed or typed name of authorized person (see instructions)

Form 424: Certificate of Amendment

WOWIO, Inc.

File Number: 801283083

Attachment (continuation of Article 5)

Except as otherwise provided by law or by the resolution or resolutions providing for any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for other matters requiring shareholder action. Each share of Common Stock shall entitle the holder to one vote. Except as otherwise provided by the resolution or resolutions providing for any series of Preferred Stock, dividends may be declared and paid or set apart for payment to the holders of shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and may be payable in cash, stock or otherwise. Except as otherwise provided by the resolution or resolutions providing for any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held by them.

The Board of Directors is authorized, subject to any limitations prescribed by law. to provide for the issuance of the shares of Preferred Stock in one or more series, by filing a certificate or statement of designation pursuant to the applicable law of the State of Texas, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

Shares of a series of Preferred Stock that have been redeemed or purchased by the Corporation or, if convertible or exchangeable, have been converted or exchanged shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as part of the series of which they were originally a part or may be reclassified or reissued as part of another series of Preferred Stock created by resolution of the Board of Directors, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any such series of Preferred Stock.

Entity Information

The name of the corporation is:

WOWIO, INC.
State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is: 80128303

Copy of Resolution

(“Please check only one box. )

[X] A copy of a resolution establishing and designating a series of shares is attached.

[ ] A copy of a resolution increasing or decreasing the number of shares in an established series is attached.

[ ] A copy of a resolution deleting an established series is attached.

[ ] A copy of a resolution amending an established series is attached.

Adoption of Resolution

The resolution was adopted by all necessary action on the pan. of the corporation on:

04/02/2012
mm/dd/yyyy

Effectiveness of Filing (Select either A, B or C)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: _____________________________

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90, t’ day after the date of signing is: ____________________________

The following event or fact will cause the document to take effect in the manner described below:

__________________________________________________________________________

__________________________________________________________________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: April 2, 2012

/s/ Brian Altounian
CEO & Chairman
Signature and title of authorized officer

CERTIFICATE OF DESIGNATION AND

DETERMINATION OF RIGHTS AND PREFERENCES

OF

SERIES B PREFERRED STOCK

(Par Value $0.0001)

OF

WOWIO, INC.

Pursuant to Section 21.155 of the

Texas Business Organizations Code

The undersigned, Brian Altounian, does certify that:

1.	They are the Chief Executive Officer and director of WOWIO, Inc., a Texas corporation (the “Company”).

2.	The Company is authorized to issue Forty Million (40,000,000) shares of preferred stock, of which Five Million (5,000,000) shares have been designated as Series A Preferred Stock.

3.	The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Formation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of Forty Million (40,000,000) shares, a par value of One-Hundredth of One Cent ($0.0001) per share, issuable from time to time in one or more series, of which Five Million (5,000,000) shares have been designated as Series A Preferred Stock;

WHEREAS, the Certificate of Formation authorizes the Board of Directors of the Company to fix the dividend rights, dividend rate, voting rights, conversion rights, and rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock. and the number of shares constituting the Series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, to file a Resolution Relating to a Series of Shares with the Secretary of State of Texas, designating Two Million (2,000,000) shares of Series B Preferred Stock, none of which have been previously issued;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority foresaid, to designate the rights, preferences, and limitations of the shares of Series B Preferred Stock, and to file the Resolution Relating to a Series of Shares for the Series B Preferred Stock the Company;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights, unpaid compensation or other property, and does hereby fix and determine the rights, preferences, restrictions, and other matters relating to the Series B Preferred Stock as follows:

Section 1. Designation, Amount and Par Value. The Series of preferred stock shall be designated as the Company’s Series B Preferred Stock, and the number of shares so designated shall be up to Two Million (2,000,000), which shall not be subject to increase without the consent of the Holder(s) of the Series B Preferred Stock (the “Holder(s)”). Each share of Series B Preferred Stock shall have a par value of One-Hundredth of One Cent ($0.0001) per share.

Section 2. Dividends. The holders of the Series B Preferred Stock (the “Holders”) shall be entitled to receive dividends in preference to any dividend on the Common Stock.

Section 3. Voting Rights.

(a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Series B Preferred Stock:

(i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

(ii) shall have such other voting rights as are specified in the Certificate of Formation or as otherwise provided by Texas law: and

(iii) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Formation and By-laws of the Company.

For purposes of the voting rights set forth in this Section 3(a), each share of Series A Preferred Stock shall have a voting right equivalent to Three Hundred (300) votes of Common Stock.

Section 4. Restrictions. Any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (the “Transfer”) may only be conducted with Thirty (30) days prior notice and the consent of all other Holders of the Series B Preferred Stock. which consent may be withheld for any and all reasons. Any Transfer conducted with the consent of all Holders of the Series B Preferred Stock, will result it) a conversion at a rate of One (1) share of Series B Preferred Stock equaling Three (3) shares of Common Stock. Any Transfer conducted without die consent of all Holders of the Series B Preferred Stock, will result in a conversion at a rate of One (1) share of Series B Preferred Stock equaling One (1) share of Common Stock.

Section 5. Liquidation, Dissolution or Winding Up.

(a) In the event of any liquidation or winding up of the Company, the Holder of the Series A Preferred Stock shall be issued One (1) share of Common Stock for every Three Hundred (300) shares of Series B Preferred Stock on liquidation prior to the conversion.

(b) A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Section 6. Poison Pill. In the event that Two (2) or more shareholders who combined own more than Twenty Percent (20%) of the outstanding Common Stock enter into an agreement, arrangement, or understanding (not including solicitation of revocable proxies) for the purpose of acquiring, holding, voting, or the disposing of any voting securities of the Company, then the Holders of Series B Preferred Stock as a class shall be issued Three (3) shares of Common Stock for every share of Common Stock outstanding.

Section 7. Amendment. This Certificate of Designation constitutes an agreement between the Company and the Holders of Series B Preferred Stock. It may be amended by a vote of the Board of Directors of the Company and the Holders of a majority of the outstanding shares of Series B Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Executive Officer, and attested to by a Director on April 2, 2012.

By:	/s/ Brian Altounian
Brian Altounian, CEO and Director

Corporations Section P. O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING OF

WOWIO, Inc.

File Number: 801283083

The undersigned, as Secretary of State of Texas, hereby certifies that the Amendment to Resolution to an Established Series of Shares for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: 08/31/2012

Effective: 08/31/2012

Hope Andrade

Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	TTY7-1-1
Prepared by: Sasin

Entity Information

The name of the corporation is:

WOWIO, INC.
State the name of the entity as currently shown in the records of the secretary of state.

The file number issued to the filing entity by the secretary of state is: 080128303

Copy of Resolution

(“Please check only one box”)

[ ] A copy of a resolution establishing and designating a series of shares is attached.

[ ] A copy of a resolution increasing or decreasing the number of shares in an established series is attached.

[ ] A copy of a resolution deleting an established series is attached.

[X] A copy of a resolution amending an established series is attached.

Adoption of Resolution

The resolution was adopted by all necessary action on the pan. of the corporation on:

04/02/2012
mm/dd/yyyy

Effectiveness of Filing (Select either A, B or C)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [  ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ___________________

C. [  ] This document lakes effect upon the occurrence of a future event or Fact, other than the passage of time. The 90, h day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

__________________________________________________________________________________

__________________________________________________________________________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 08/30/2012

/s/ Brian Altounian
CEO
Signature and title of authorized officer

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION AND

DETERMINATION OF RIGHTS AND PREFERENCES

OF

SERIES B PREFERRED STOCK

(Par Value $0.0001)

OF

WOWIO, INC.

Pursuant to Section 21.155 of the

Texas Business Organizations Code

The undersigned, Brian Altounian, does certify that:

1.	He is the Chief Executive Officer and a director of WOWIO, Inc., a Texas corporation (the “Company”).

2.	The Company is authorized to issue Forty Million (40,000,000) shares of preferred stock, of which Five Million (5,000,000) shares have been designated as Series A Preferred Stock, ail of which are issued and outstanding and Two Million (2,000,000) shares have been designated as Series B Preferred Stock, none of which are issued and outstanding.

3.	The following resolutions were duly adopted by die Board of Directors:

WHEREAS, the Certificate of Formation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of Forty Million (40,000,000) shares, a par value of One-Hundredth of One Cent ($0.0001) per share, issuable from time to time in one or more series, of which Five Million (5,000,000) shares have been designated as Series A Preferred Stack, all of which are issued and outstanding and Two Million (2,000,000) shares have been designated as Series B Preferred Stock, none of which are issued and outstanding;

WHEREAS, the Certificate of Formation authorizes the Board of Directors of the Company to fix the dividend rights, dividend rate, voting rights, conversion rights, and rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting the Series and the designation thereof, of any of them;

WHEREAS, the Certificate of Designation and Determination of Rights and Preferences of Series B Preferred Stock state that such Certificate of Designation may be amended by a vote of the Board of Directors of the Company and the holders of a majority of the outstanding shares of Series B Preferred Stock;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to their authority foresaid, to amend and restate the designation of the rights, preferences, and limitations of the shares of Series B Preferred, and to file an amended and restated Resolution Relating to the Series B Preferred Stock the Company;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors does hereby amend and restate the rights, preferences, restrictions, and other matters relating to the Series B Preferred Stock as follows:

Section 1. Designation, Amount and Par Value. The Series of preferred stock shall be designated as the Company’s Series B Preferred Stock, and the number of shares so designated shall be up to Two Million (2,000,000), which shall not be subject to increase without the consent of the Holder(s) of the Series B Preferred Stock (the “Holder(s)”). Each share of Series B Preferred Stock shall have a par value of One-Hundredth of One Cent ($0.0001) per share.

Section 2. Dividends. The holders of the Series B Preferred Stock (the “Holders”) shall be entitled to receive dividends in preference to any dividend on the Common Stock.

Section 3. Voting Rights.

(a) Except as otherwise provided by applicable law and in addition to any voting rights provided by low, the holders of outstanding shares of the Series B Preferred Stock:

(i) shall be emitted to vole together with the holders of the- Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

(ii) shall have such other voting rights ns are specified in the Certificate of Formation or as otherwise provided by Texas law; and

(iii) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Formation and By-laws of the Company.

For purposes of the voting rights set forth In this Section 3(a), each share of Series A Preferred Stock shall have a voting right equivalent to Three Hundred (300) votes of Common Stock.

Section 4. Restrictions Any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (the “Transfer”) may only be conducted with Thirty (30) days prior notice and the consent of all other Holders of the Series B Preferred Stock, which consent may be withheld for any and all reasons. Any Transfer conducted with the consent of all Holders of the Series B Preferred Stock, will result In a conversion at a rate of One (1) share of Series B Preferred Stock equaling Three (3) shares of Common Stock. Any Transfer conducted without the consent of all Holders of the Series B Preferred Stock, will result in a conversion at a rate of One (1) share of Series B Preferred Stock equaling One (1) share of Common Stock.

Section 5. Liquidation, Dissolution or Winding Up.

(a) In the event of any liquidation or winding up of the Company, the Holder of the Series A Preferred Stock shall be issued One (1) share of Common Stock for every Three Hundred (300) shares of Series B Preferred Stock on liquidation prior to the conversion.

(b) A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

Section 6. Intentionally Omitted.

Section 7. Amendment. This Certificate of Designation constitutes an agreement between the Company and the Holders) of Series B Preferred Stock. It may be amended by a vote of the Board of Directors of the Company and the Holders of a majority of the outstanding shares of Series B Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Executive Officer on this 30th day of August, 2012.

By:	/s/ Brian Altounian
Brian Altounian, Chief Executive Officer

Corporations Section P. O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

WOWIO, INC.

801283083

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 09/11/2012

Effective: 09/11/2012

Hope Andrade

Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Melissa Williams	TID: 10303	Document: 443130010002

Entity Information

The name of the filing entity is:

Wowio, Inc
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

[X] For-profit Corporation	[ ] Professional Corporation

[ ] Nonprofit Corporation	[ ] Professional Limited Liability Company

[ ] Cooperative Association	[ ] Professional Association

[ ] Limited Liability Company	[ ] Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801283083

The date of formation of the entity is: June 16, 2010

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C. )

[ ] A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

[ ] B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P. O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment: to this farm. Please read the instructions to this form for further information on formal.

Text Area (The attached addendum, if any. is incorporated herein by reference. )

[ ] Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

[ ] Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

[X] Delete each of the provisions identified below from the certificate of formation.

Please see attached.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B or C)

A. [X] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ___________________

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day alter the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of n materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 09/10/2012

By:	/s/ Brian Altounian

Signature of authorized person

Brian Altounian (Director)
Primed or typed name of authorized person (see instructions)

Wowio, Inc.

File Number: 801283083

Please DELETE Section 6 (provided in its entirety below) of the Certificate of Designation and Determination of Rights and Preferences of Series A Preferred Stock of Wowio, Inc. filed in the Office of the Secretary of State of Texas on March 9, 2012.

Section 6. Poison Pill. In the event that Two (2) or more shareholders who combined own more than Twenty Percent (20%) of the outstanding Common Stock enter into an agreement, arrangement, or understanding (not including solicitation of revocable proxies) for the purpose of acquiring, holding, voting, or the disposing of any voting securities of the Company, then the Holders of Series A Preferred Stock as a class shall be issued Two (2) shares of Common Stock for every share of Common Stock outstanding.